Exhibit 10.1

Independent Sales and Marketing Representative Agreement

This Agreement is made in California as of January 31, 2010 between Global Solar Water Power Systems, a California Corporation, having its principal place of business at #105 2500 Sweetwater Springs Blvd, Spring Valley California (hereinafter called "the Company") and Golden Aria Corp. (soon to be renamed Enertopia Corporation) having its principal place of business at Suite 950, 1130 West Pender St, Vancouver BC Canada (hereinafter called "Representative").

A.

The Company markets various solar and/or wind turbine powered water filtration products in the United States and around the world. The products are in various sizes, transportable, and combine various filtration, membrane, UV, or other technologies to convert various water sources into clean drinking water.

B.

The Company desires to obtain the services of Representative, and Representative desires to provide services to the Company in accordance with the terms, conditions and covenants set forth in this Agreement. Accordingly, in consideration of the mutual covenants and undertakings set forth herein, the parties hereby agree as follows:

1.

Appointment and Acceptance.

A.

The Company hereby appoints Representative as the Company's independent sales representative to solicit orders for those solar and/or wind turbine powered water filtration products marketed from time to time by the Company and/or the Representative.

B.

Representative shall solicit orders for Company Products and market on an EXCLUSIVE basis everywhere throughout the Continent of Africa; and at this time on a NON EXCLUSIVE basis throughout the rest of the world, with the exception of the nation of Iraq which is not available at this time, (hereinafter called "the Territory"). Representative shall not solicit or accept orders for Company Products in or for the nation of Iraq.

C.

Representative may solicit orders for the Products from any O.E.M. or private label accounts only if it receives written authorization to do so on a case-by-case basis, in advance, from the Company. Further, the Company shall have the right, from time to time, at its sole discretion, to designate other account categories and/or specific accounts within the Territory as accounts which shall be serviced by the Company directly as Reserved Factory Accounts, regardless of whether Representative previously has serviced such account categories or accounts on the Company's behalf.

D.

Representative hereby accepts its appointment hereunder.

2.

Responsibilities of Representative. Representative shall satisfy the following responsibilities at all times during the term of this Agreement:

A.

Representative and its staff shall conduct themselves in a manner consistent with the high image, reputation and credibility of the Company and Company Products, and shall engage in no activities which reflect adversely on the Company or the Products.

B.

Representative shall use its best efforts to solicit orders for the Products, shall promote the sale of the Products in a diligent manner, and shall forward all orders to the Company promptly.

C.

Representative shall maintain an office in the Territory which shall be open and staffed adequately during normal business hours. Representative shall employ and maintain adequately trained and competent personnel in numbers sufficient to carry out and perform properly and fully all of Representative's responsibilities under this Agreement.

D.

Representative shall endeavor to open, create, employ, or otherwise engage secondary distribution of the Products throughout the Territory, at the Representative’s sole discretion, through engagement of third party distributors, subject only to reaching mutually acceptable business arrangements with the Company, the third parties, and itself as Representative.

E.

In the event that Representative becomes aware of any actual or potential claim against the Company by any person or entity, Representative shall notify the Company immediately.

F.

Representative shall furnish the Company, on a timely basis, with sales call reports, sales forecasts, and such other information pertinent to Representative's performance hereunder, as the Company may request.

G.

Representative shall comply with all applicable federal, state and local laws and regulations in performing its responsibilities hereunder.

H.

Representative shall assist the Company in obtaining relevant financial information concerning Company accounts and potential accounts within the Territory.

I.

To the extent not otherwise required herein, Representative shall provide complete cooperation to the Company in order to assist the Company in maximizing the Company's success within the Territory.

3.

Relationship of the Parties. Representative acknowledges that it has its own independently established business which is separate and apart from the Company's business. Representative at all times shall be considered an independent contractor with respect to its relationship with the Company. Nothing contained in this Agreement shall be deemed to create the relationships of employer and employee, master and servant, franchisor and franchisee, between the parties.

4.

Scope and Limitations of Representative's Authority.

A.

Representative has authority to solicit and accept orders subject to acceptance or rejection by the Company, in whole or in part, at the Company's sole discretion.

B.

The Company shall have the sole right to determine the accounts to whom the Products shall be sold, and Representative shall have no right or authority to obligate the Company to sell the Products to any account.

C.

Prices, credit terms, sales programs and other terms and conditions of sale governing transactions between the Company and its customers shall be those adopted by the Company from time to time, at its sole discretion. Representative shall have no authority to modify any such prices, credit terms, sales programs or other terms or conditions of sale, to authorize any customer to return the Products to the Company for credit, or to obligate or bind the Company in any other manner.

D.

Representative at no time shall engage in any unfair trade practices with respect to the Company or the Products, and shall make no false or misleading representations with respect to the Company or the Products. Representative shall refrain from communicating any information with respect to guarantees or warranties regarding the Products, except such as are expressly authorized by the Company or are set forth in the Company's literature or other promotional materials.

E.

Except as authorized by the Company, Representative shall have no authority to make collections from customers, but shall assist the Company in collections upon the Company's request, and shall remit any collected funds to the Company immediately.

F.

Representative shall not use the Company's tradenames or trademarks or any names closely resembling same as part of Representative's corporate or business name, or in any manner which the Company in its sole discretion, may consider misleading or otherwise objectionable.

G.

Representative shall not attempt to fix the prices at which any account or prospective account of the Company may resell the Company Products, it being acknowledged and understood that the Company accounts are free to determine resale prices at their sole discretion.

5.

Commissions.

A.

Commissions shall be computed on the net invoice price of the Products. The "net invoice price" shall be computed by deducting from the gross sales price, all taxes, freight, insurance charges, credits (arising from returns or other adjustments), discounts, rebates or allowances of any kind, except prompt payment discounts.

B.

The compensation to be paid by the Company to Representative in consideration for all services rendered by Representative as an independent sales representative for the Company shall be commissions on sales of the Products. The sales commissions will be not less than 5% of the net invoice price and not more than 12% of the net invoice price.

The Company and Representative shall have the right to jointly determine specific sales cases individually to generate unique commissions by their joint agreement on a case by case basis.

C.

Subject to the final settlement procedures set forth in section 6 and to the debit provisions of subparagraph (C.i.e.) hereof, and to terms within the Sales Agreements between the Company and customers that define precise terms of progress draw schedules, final payments and retentions, shipping and payment schedules, commissions shall become earned and due to Representative in accordance with the following provisions:

i)

Except as otherwise provided in this Agreement, commissions on commissionable orders shall be considered earned and due to Representative on the 30th day following the last day of the preceding month in which the order is shipped to the customer. For example, commissions on commissionable orders shipped during August 1 to August 31 shall be considered earned, payable and due to Representative on September 30.

ii)

Commissions on any shipment(s) made subsequent to any expiration or termination of this Agreement shall be considered earned and due to Representative only if the shipment relates to an order received and accepted by the Company prior to the expiration or termination date, is made within Thirty (30) days of such expiration or termination date, and otherwise becomes earned and due pursuant to the provisions of Paragraph 6 hereof.

iii)

No commissions shall be considered earned and due to Representative under any circumstances with respect to:

a)

Sales to any Reserved Factory Accounts or to any other accounts from which Representative is not authorized by the Company to solicit orders; or

b)

Sales of parts or promotional items, sales of any products not covered by this Agreement, accommodation sales, sales made to Representative or to any of its employees, or sales to any other entity in which Representative or any principal(s) of Representative has any ownership or other financial interest; or

c)

Any unfilled orders; or

d)

Any shipments made more than Thirty (30) days after any expiration or termination of this Agreement, regardless of whether the order(s) in question has been submitted to the Company prior to the expiration or termination date; or

e)

Any orders submitted to the Company after any expiration or termination of this Agreement.

D.

In those cases in which the Company ships an order to an account's outlets in more than one territory, or to an account's central redistribution to more than one territory, the Company, at its sole discretion, may apportion such commissions to more than one representative, in proportions deemed by the Company, in its sole judgment, to be equitable. All such determinations in any particular instance shall not be binding on the Company in subsequent instances.

E.

The monthly commissions otherwise payable to Representative shall be offset by any debits issued against Representative's commission account. Debits shall be issued in accordance with the following provisions of Paragraph 6 hereof:

i)

If any credits, discounts, rebates or allowances (except prompt payment discounts) are granted to an account after merchandise has been shipped and invoiced, a debit will be issued for the commissions allocable thereto.

ii)

A debit will be issued against the commissions allocable to any amounts which are more than Ninety (90) days past due, and/or are written off by the Company as bad debts. Any subsequent collection of all or any portion of such amounts shall be distributed proportionately to the Company and the Representative as to the original sales commission rate on that particular sale.

iii)

The Representative agrees to a debit up to but not exceeding the unpaid commission amount, dollar for dollar, to compensate the Company if the Company incurs any legal expense or pays any collection agency for the collection or attempted collection of any unpaid amounts from accounts serviced by Representative.

iv)

Debits shall be issued during the term of this Agreement and thereafter, until the completion of the final reconciliation, as provided in Paragraph 6 hereof. All debits issued in any particular calendar month shall serve to reduce the commissions payable to Representative in succeeding calendar months until said debits have been offset in their entirety against commissions.

D.

The Company shall furnish Representative periodically but not less than quarterly with statements reflecting the status of Representative's commission account. If Representative has objections with respect to any such statement, whether regarding its accuracy, completeness or any other matter, Representative shall make such objection(s) known to the Company in writing within thirty (30) days after the date of the statement. ANY AND ALL OBJECTIONS AS TO WHICH WRITTEN NOTICE IS NOT RECEIVED BY THE COMPANY WITHIN THE THIRTY (30) DAY PERIOD SHALL BE DEEMED WAIVED AND ABANDONED.

6.

Final Settlement Procedures. Notwithstanding anything contained in Paragraph 5, any commissions otherwise becoming earned and due to Representative as of the expiration or termination date of this Agreement, or thereafter, may be withheld by the Company and shall become due, if at all, only after a final reconciliation is performed by the Company One Hundred Fifty (150) days subsequent to the expiration or termination date ("the Reconciliation Date"). In lieu of withholding the entire amount of such commissions, the Company may, at its option, withhold only that portion as the Company deems necessary for its financial protection. The Company shall debit Representative's commission account on the Reconciliation Date for the commissions allocable to any outstanding invoices applicable to customers serviced by Representative, which the Company believes are uncollectible or in jeopardy of non-payment. If the debits allocable to such invoices, together with any other debits not previously offset against commissions do not exceed the amount of any remaining commissions otherwise payable to Representative, the difference between the remaining commissions and the outstanding debits then shall be considered earned and due, and thereupon shall be paid by the Company to Representative. If all outstanding debits exceed the remaining commissions, no additional commissions shall be considered earned and due, and Representative shall be required to pay the Company the difference between such outstanding debits and the remaining commissions, upon receipt of the Company's statement therefor. After the Reconciliation Date, no additional commissions shall become earned and due to Representative, and the Company shall not be entitled to issue any additional debits against Representative's commission account.

7.

Competitive Products.

A.

Unless authorized by the Company in writing, Representative shall not act, at any time during the term of this Agreement, as a sales or marketing representative for any products or product lines other than the Company’s which are solar powered or wind powered transportable water purification equipment or technology.

B.

In order to ensure Representative's compliance with subparagraph A. hereof, Representative shall identify, from time to time, when requested by the Company, all products or product lines other than the Company Products, for which Representative (or any other business entity in which Representative or any of its principals has any ownership or other financial interest) is acting as a sales representative. Representative, in any event, shall notify the Company in writing, whenever Representative or any such other business entity is contemplating the commencement of representation for any additional products or product line(s).

8.

Product Changes.

A.

The Company shall have the right, at its sole discretion, to modify any or all of the Products at any time, with 30 days prior written notice and without incurring any liability to Representative, the company will work with Representative to develop and preserve successful Products.

B.

The Company shall have the right to discontinue any or all of the Products only after providing 180 days written advance notice to the Representative,

C.

If the Company discontinues any Product as per Section 8 B) because of a takeover, change of control or reorganization of the Company, then the Company at the time of providing such notice, waives the Competition restrictions of Section 7 for that Product only, in order to allow the Representative to continue to compete in that market sector with third parties.

9.

Purchases for Resale. In the event that the Company and Representative agree that Representative shall purchase quantities of the Company's Products for resale, any such purchases shall be at such prices and upon such other terms and conditions of sale as are determined by the Company and Representative as per joint negotiations.

10.

Proprietary Information. All financial, engineering, sales, marketing or other information disclosed by the Company to Representative as a consequence of Representative's relationship with the Company shall be treated by Representative as the Company's trade secrets and shall not be disclosed by Representative to any other person, firm or entity, during the term of this Agreement or for two years thereafter, without the prior written consent of the Company, except to the extent that such information is in the public domain at the time of its disclosure to Representative or thereafter becomes in the public domain through no fault of Representative.

11.

Representative's Business Expenses. Representative shall bear the entire responsibility for any and all expenses incurred in connection with its business (including, but not limited to leaseholding expenses, salaries, telephone and traveling expenses), and the Company shall not be obligated to pay any such expenses or to reimburse Representative therefore.

The Company shall have no responsibility for the payment of withholding, Social Security or unemployment taxes, or any similar taxes or other payments, with respect to commissions earned by Representative hereunder. If, notwithstanding the provisions of this paragraph, any such withholding or employment taxes or payments ever are assessed against the Company regarding commissions, Representative shall reimburse the Company promptly for all sums paid by the Company, including any interest or penalties

12.

Taxes. Both the Company and the Representative shall be responsible for the remuneration to governing jurisdictions, of all applicable income taxes and other taxes on revenues.

13.

Duration of Agreement/Termination.

A.

This Agreement shall remain in effect until 5 PM, PST, January 31, 2015, unless terminated sooner as provided in subparagraph B., or unless extended for an additional period. Any such extension shall be operative only if effectuated by a written instrument executed by both parties. NEITHER PARTY SHALL BE OBLIGATED TO EXTEND THE DURATION OF THIS AGREEMENT UPON THE EXPIRATION OF THE INITIAL TERM OR ANY SUCCEEDING TERM. Although either party may elect to provide the other with advance notice of any intention not to extend this Agreement upon its expiration, such notice shall not be required, it being understood that the notice provisions of subparagraph B apply solely to termination prior to expiration.

B.

Either Representative or the Company may terminate this Agreement, at will, at any time during the initial term or any succeeding term, and such termination may be either with or without cause. If the termination is without cause, Three Hundred and Sixty Five (365) days advance written notice must be provided by the terminating party to the other party. EACH PARTY ACKNOWLEDGES THAT SUCH THREE HUNDRED SIXTY-FIVE (365) DAY PERIOD IS ADEQUATE TO ALLOW IT TO TAKE ALL ACTIONS REQUIRED TO ADJUST ITS BUSINESS OPERATIONS IN ANTICIPATION OF TERMINATION. If the termination is for cause, no advance notice shall be required, but may be provided at the option of the terminating party. "Cause" for purposes of this paragraph shall include, but not necessarily be limited to, the following:

i)

In the case of termination by Representative, cause shall exist if the Company materially breaches any provision of this Agreement.

ii)

In the case of termination by the Company, cause shall exist if the Representative materially breaches any provision of this Agreement.

iii)

Cause shall exist for termination by either party if the other party assigns or attempts to assign this Agreement, except as permitted hereunder, liquidates or terminates its business, is adjudicated bankrupt, makes an assignment for the benefit of creditors, invokes the provisions of any law for the relief of debtors, or files or has filed against it any similar proceeding.

iv)

If the grounds for an early termination to this Agreement are reached as a result of any event referred to in 13. I; ii; or iii, then the breached or damaged party may, at its sole discretion, waive its rights to termination provided that it has been furnished with immediate notification of said breach. This clause for discretion by the offended party shall supersede the automatic termination provided for elsewhere in this Agreement.

C.

Upon any expiration or termination of this Agreement, Representative shall cease holding itself out in any fashion as a sales representative for the Company, and shall return to the Company, all sales literature, price lists, customer lists and any other documents, materials or tangible items pertaining to the Company's business, with the exception of any Company Product, which may have been purchased by Representative. Company agrees that the information of customers that have been sourced and serviced by the Representative belongs jointly to the Representative and the Company, and the Representative is entitled to keep and use that information only in future business after the expiration of this Agreement.

D.

THIS AGREEMENT IS EXECUTED BY BOTH THE COMPANY AND REPRESENTATIVE WITH THE KNOWLEDGE THAT IT MAY BE TERMINATED OR NOT EXTENDED. NEITHER REPRESENTATIVE NOR THE COMPANY SHALL BE LIABLE TO THE OTHER FOR COMPENSATION, REIMBURSEMENT FOR INVESTMENTS OR EXPENSES, LOST PROFITS, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES OF ANY OTHER KIND OR CHARACTER, BECAUSE OF ANY EXERCISE OF ITS RIGHT TO TERMINATE THIS AGREEMENT, AS PROVIDED HEREUNDER, OR BECAUSE OF ANY ELECTION TO REFRAIN FROM EXTENDING THE DURATION OF THIS AGREEMENT UPON THE EXPIRATION OF THE INITIAL TERM OR ANY SUCCEEDING TERM.

14.

Applicable Law, Forum Selection and Consent to Jurisdiction. This agreement shall be governed and construed in all respects in accordance with the laws of the state of Nevada. Any litigation instituted by Representative against the Company pertaining to any breach or termination of this Agreement, or pertaining in any other manner to this Agreement, must be filed by Representative before a court of competent jurisdiction in Nevada and Representative hereby consents irrevocably to the jurisdiction of the Nevada] courts over its person. Service of process may be made upon Representative as provided by Nevada law, or shall be considered effective if sent by Certified or Registered Mail, Return Receipt Requested, Postage Prepaid.

15.

Miscellaneous.

A.

Neither Representative or Company may assign, transfer or sell all or any of its rights under this Agreement (or delegate all or any of its obligations hereunder), without the prior written consent of the other party being the Company or Representative. Subject to these restrictions, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and permitted assigns.

B.

The waiver by either party of any of its rights or any breaches of the other party under this Agreement in a particular instance shall not be construed as a waiver of the same or different rights or breaches in subsequent instances. All remedies, rights, undertakings and obligations hereunder shall be cumulative, and none shall operate as a limitation of any other remedy, right, undertaking or obligation hereunder.

C.

Representative shall maintain automobile insurance, general liability insurance, and any other insurance required by applicable laws or regulations.

D.

All notices and demands of any kind which either the Company or Representative may be required or desire to serve upon the other under the terms of this Agreement shall be in writing and shall be served by courier, fax, or email at the addresses set forth in this Agreement or at such other addresses as may be designated hereafter by the parties in writing. If by courier, service shall be deemed complete upon such delivery. If by fax, the fax number for Representative shall be 604-685-1602 and the fax number for Company shall be . If by email, the email addresses for Representative shall be kameo300@gmail.com and bossbunka@gmail.com, jointly, and the emails address for Company shall be mseprojects@sbcglobal.net .

E.

The paragraph headings contained herein are for reference only and shall not be considered substantive provisions of this Agreement. The use of a singular or plural form shall include the other form, and the use of a masculine, feminine or neuter gender shall include the other genders.

F.

In the event that any of the provisions of this Agreement or the application of any such provisions to the parties hereto with respect to their obligations hereunder shall be held by a court of competent jurisdiction to be unlawful or unenforceable, the remaining portions of this Agreement shall remain in full force and effect and shall not be invalidated or impaired in any manner.

G.

This agreement supersedes any and all other sales agreements between the parties pertaining in any manner to the subject matter hereof, and contains all of the covenants and agreements between the parties with respect to said subject matter. Each party to this Agreement acknowledges that no written or oral representations, inducements promises or agreements have been made which are not embodied herein. IT IS THE INTENTION AND DESIRE OF THE PARTIES THAT THIS AGREEMENT NOT BE SUBJECT TO IMPLIED COVENANTS OF ANY KIND. Except as otherwise provided in this Agreement, this Agreement may not be amended, modified or supplemented, except by a written instrument signed by both parties hereto.

H.

This Agreement may be executed in multiple counterparts, each of which shall be deemed enforceable without production of the others.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first hereinabove written.

ACCEPTED AND CONSENTED TO:

Golden Aria Corp.	[Global Solar Water Power Systems]
By:	By:
___________________________	___________________________
Signature	Signature
Title: CEO / Chairman	Title:
Chris Bunka [Corporate officer]